U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): April 14, 2000
                                                 (March 30, 2000)

                         Commission file number 0-26013


                       MULTI-LINK TELECOMMUNICATIONS, INC.
                       ----------------------------------
                      (Exact name of small business issuer
                          as specified in its charter)


         Colorado                                         84-1334687
 ------------------------------                 -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                 4704 Harlan Street, Suite 420, Denver, CO 80212
                 -----------------------------------------------
                    (Address of principal executive offices)


                                 (303) 831-1977
                            -------------------------
                           (Issuer's telephone number)


                                 Not Applicable
               ---------------------------------------------------
              (Former name, former address, and former fiscal year,
                          if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On March 30, 2000, Multi-Link Telecommunications, Inc. ("Multi-Link"), completed the acquisition of VoiceLink, Inc., ("VoiceLink"), an Atlanta-based provider of voice messaging services. Multi-Link acquired 100% of the outstanding common stock of VoiceLink from L. Van Page and Larry Mays in exchange for 406,488 shares of Multi-Link restricted common stock. Mr. Page will serve as President and General Manager of VoiceLink and as the Chief Technology Officer of Multi-Link.

     The purchase price and terms were negotiated on an arms length basis with Mr. Page and Mr. Mays. Neither Mr. Page nor Mr. Mays had a material relationship with Multi-Link.

     It is impracticable to provide any financial statements with this filing that may be required to be filed pursuant to Item 7 of Form 8-K. Any financial statements required to be filed pursuant to Item 7 of Form 8-K will be filed by amendment within 60 days of the due date of this filing.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (c) Exhibits.

     10.20 Stock Purchase Agreement dated March 25, 2000 by and among Multi-Link Telecommunications, Inc., VoiceLink, Inc., L. Van Page and Larry Mays (without exhibits).

     10.21 Registration Rights Agreement dated March 31, 2000 by and among L. Van Page, Larry Mays, Nigel V. Alexander, Shawn B. Stickle and Multi-Link Telecommunications, Inc.

     99.1  Press Release announcing signing of Stock Purchase Agreement.

     99.2  Press Release announcing completion of acquisition.















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


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MULTI-LINK TELECOMMUNICATIONS, INC.

Date:  April 14, 2000                   By: /s/ David J. Cutler
                                            ------------------------------------
                                        David J. Cutler, Chief Financial Officer




























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